Exhibit 99.1

Report of Survey

1. Design and Accommodations:

34’6” LOA double ended, full displacement, cutter rigged sailing vessel, 27’4” on the waterline. Designed by Ted Brewer. Federal Documentation indicates subject vessel constructed in 1982 by Custom Yacht
Builders in Ontario, Canada. Construction details are listed below. The vessel is well equipped for cruising, including Aries steering vane, wind generator, and solar panels, and has reportedly completed several extended voyages including a trans-Atlantic crossing and several east-west trips through the Panama
Canal.

The current owner, Mr. Scheel, reported that the vessel was constructed on a custom or semi-custom bases and was completed and launched in 1986. Mr. Scheel applied for and received Federal Documentation status in 1999, however he indicated that no U.S. HIN was assigned at that time. Note: For vessels constructed after 1971 and imported into the U.S., CFR 33 Pt. 181 requires installation of HIN numbers
(including secondary HIN) in the format described in Pt. 181.25. It is this surveyor’s understanding that the Canadian government did not require HIN numbers before 1984, unless constructed for import into the
United States. Assigned Canadian HIN numbers followed the U.S. format, but the affixed HIN on subject vessel does not match any known format. The Federal Documentation official numbers were applied to the fwd side of the port compression bulkhead, however they were not permanently affixed as defined by regulation.

Mr. Scheel reported that he had completed several upgrades since purchasing the vessel in 1999. This included upgrading the electronic/navigation equipment (Radar, SSB, GPS chartplotter, Autopilot, depth and speed/log instruments); mounting Ampair wind generator and pole on the transom; renewing both running backstays; installing new batteries about 1 ½ yrs ago; adding (1) solar panel to the array; installing additional bilge pump; installing HO alternator; installing Adler Barbour refrigeration; adding additional power ventilator for engine space.

Hull and deck construction scantlings are substantial. Hull construction is FRP with core material
(construction drawings indicate Airex). The decks and cabin top are similarly construction, except with a balsa and plywood core. Cabin sides are solid plywood. Down below, the interior joinery is faced in Birch veneers and is completed to a basic yet very good and functional level of workmanship. Joinery details include locker facings milled with integral hinge pins and turning-block type hardware. The cabin table is also faced with Birch. The cabin sole includes raised teak inlays. The inside face of the hull is lined in thin plywood, which is reported to have a foil-backed polyurethane insulating foam affixed behind.

The deck layout provides for a stainless steel bow pulpit with integral forestay chainplate fitting; large SS stem piece with integral anchor roller on stem; manual windlass with additional chainpipe penetration in foredeck; stainless steel bow railing with double lifelines (upper lifeline is wire rope, lower lifeline is line)
on stainless steel stanchions, with gates P&S; solar ventilator on foredeck. The raised cabin trunk includes
(1) plexiglass egress/ventilation hatch over the fwd accommodations, additional ventilation hatch, propane locker fwd of mast; (6) Dorade vents built into fwd trunk and cabin top, (13) fixed portlights, stainless steel mast rail and Dorade vent guards, sliding companionway hatch (with dogs) with turtle cover. The side decks are surrounded by a batten-board type bulwark, which is thru-bolted into the stanchion bases. The aft cockpit is small and self-bailing for offshore use and includes a large cockpit locker, lazzerette/sail locker, binnacle compass and bulkhead instrumentation, canvas dodger on frame (with additional frame over for supporting solar panel array), and SS boom gallows. The engine space can be accessed through the cockpit locker. A stainless steel stern railing, pole-mounted wind generator, and Aries wind vane are mounted aft.

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1. Design and Accommodations:
34’6” LOA double ended, full displacement, cutter rigged sailing vessel, 27’4” on the waterline. Designed by Ted Brewer. Federal Documentation indicates subject vessel constructed in 1982 by Custom Yacht
Builders in Ontario, Canada. Construction details are listed below. The vessel is well equipped for cruising, including Aries steering vane, wind generator, and solar panels, and has reportedly completed several extended voyages including a trans-Atlantic crossing and several east-west trips through the Panama
Canal.

The current owner, Mr. Scheel, reported that the vessel was constructed on a custom or semi-custom bases and was completed and launched in 1986. Mr. Scheel applied for and received Federal Documentation status in 1999, however he indicated that no U.S. HIN was assigned at that time. Note: For vessels constructed after 1971 and imported into the U.S., CFR 33 Pt. 181 requires installation of HIN numbers
(including secondary HIN) in the format described in Pt. 181.25. It is this surveyor’s understanding that the Canadian government did not require HIN numbers before 1984, unless constructed for import into the
United States. Assigned Canadian HIN numbers followed the U.S. format, but the affixed HIN on subject vessel does not match any known format. The Federal Documentation official numbers were applied to the fwd side of the port compression bulkhead, however they were not permanently affixed as defined by regulation.

Mr. Scheel reported that he had completed several upgrades since purchasing the vessel in 1999. This included upgrading the electronic/navigation equipment (Radar, SSB, GPS chartplotter, Autopilot, depth and speed/log instruments); mounting Ampair wind generator and pole on the transom; renewing both running backstays; installing new batteries about 1 ½ yrs ago; adding (1) solar panel to the array; installing additional bilge pump; installing HO alternator; installing Adler Barbour refrigeration; adding additional power ventilator for engine space.

Hull and deck construction scantlings are substantial. Hull construction is FRP with core material
(construction drawings indicate Airex). The decks and cabin top are similarly construction, except with a balsa and plywood core. Cabin sides are solid plywood. Down below, the interior joinery is faced in Birch veneers and is completed to a basic yet very good and functional level of workmanship. Joinery details include locker facings milled with integral hinge pins and turning-block type hardware. The cabin table is also faced with Birch. The cabin sole includes raised teak inlays. The inside face of the hull is lined in thin plywood, which is reported to have a foil-backed polyurethane insulating foam affixed behind.
The deck layout provides for a stainless steel bow pulpit with integral forestay chainplate fitting; large SS stem piece with integral anchor roller on stem; manual windlass with additional chainpipe penetration in foredeck; stainless steel bow railing with double lifelines (upper lifeline is wire rope, lower lifeline is line)
on stainless steel stanchions, with gates P&S; solar ventilator on foredeck. The raised cabin trunk includes
(1) plexiglass egress/ventilation hatch over the fwd accommodations, additional ventilation hatch, propane locker fwd of mast; (6) Dorade vents built into fwd trunk and cabin top, (13) fixed portlights, stainless steel mast rail and Dorade vent guards, sliding companionway hatch (with dogs) with turtle cover. The side decks are surrounded by a batten-board type bulwark, which is thru-bolted into the stanchion bases. The aft cockpit is small and self-bailing for offshore use and includes a large cockpit locker, lazzerette/sail locker, binnacle compass and bulkhead instrumentation, canvas dodger on frame (with additional frame over for supporting solar panel array), and SS boom gallows. The engine space can be accessed through the cockpit locker. A stainless steel stern railing, pole-mounted wind generator, and Aries wind vane are mounted aft.

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Accommodations from Bow: Divided chain locker in forepeak; fwd cabin with raised berth to port and locker space opposite; aft through sliding door is transverse fully enclosed Head area (toilet, sink, hand shower wand, locker space); aft through additional sliding door into main salon with settees port and starboard and drop-leaf cabin table centerline, diesel heater fwd, and storage outboard; aft is a U-shaped galley to port and chart table/quarterberth to starboard. The main panelboards are located outboard of the chart table. Access to the engine space is below the companionway ladder.

2. Construction:

Description
Hull configuration is full keel with cutaway forefoot and additional small cutaway forward of the rudder. FRP hull appears cored (possibly Airex) throughout. Additional FRP-encapsulated longitudinal stringers are affixed at intervals, stem to stern. Ballast is internal. Main hull stiffness provided by aforementioned longitudinal stringers, several plywood compression bulkheads, interior joinery, plywood sole and transverse floors. All transverse bulkheads and interior joinery appears tabbed to the hull, side decks, and cabin top with FRP where accessible.
The deck and cabin trunk is also FRP/core construction, except for solid plywood cabin sides. The underside of the cabin top and decks include FRP stringers for additional support, and plywood gussets at the hull/deck joint. Based on several representative samples obtained from the current owner, the core material in the decks and cabin top is balsa end-grain, with some plywood inserts.
The hull/deck joint is overlaid with FRP inside and outside, with outer laminations faired into the hull molding along the sheer.

As detailed under Design and Accommodations, the interior joinery is faced in Birch veneers, with locker facings milled with integral hinge pins and turning-block type hardware. The cabin table and other flats are also faced with Birch. The galley counter is covered in vinyl. The plywood cabin sole includes raised teak inlays. Tile is applied around the cabin heater on the fwd bulkhead.
Each settee is fitted with a lee cloth.

Observations
The deck and cabin top surfaces were inspected and found to be in good condition. No significant flexing or degradation was noted and the structure appeared very stiff. The exterior paint was finished to a basic level, but appeared in serviceable condition- the batten bulwarks, propane locker, and other wood details were painted brown. Treadmaster non-skid had been applied on the foredeck and in several other locations. The plywood bottom to the starboard cockpit coaming locker was found adrift as below listed. The flue for the diesel heater was capped, but the Charley-
Noble was sighted in the cockpit locker. Stainless components included the bow pulpit (and bobstays), bow and stern railings, mast rail, frame for the solar array and boom gallows, and various guards for the dorade ventilators.

The FRP tabbing securing the compression bulkheads and joinery to the hull sides was not accessible for inspection due to the installation of the polyurethane insulation and overlying plywood paneling, which had been fitted to the hull in between these components. In unfinished areas of the hull, core seams were found where the core had been tailored into the laminate. Lead pigs had been placed in the lazzerette as trim ballast, but were secured under a grate. Both sliding doors in the interior were found off their respective tracks, as below listed. During a heavy rain on the date of survey, some slight leakage was sighted around the port fwd stanchion base backing plate, and some corrosion of the backing plate was also noted.

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The hull sides were finished in paint. The paint was noted lifted/blistered in several areas including along the waterline, along the sheer where the ext laminations of the hull/deck joint were faired in, and in other random locations. The cause of the blistering and lifting paint, which appeared superficial, appeared to be water absorption in the fairing compound substrate.
Subject vessel was hauled at time of survey, and the below waterline areas of the hull, keel, rudder, and running gear were viewed. No unrepaired damages were noted. The hull was covered with numerous, small (less than ½” diameter) blisters, which were osmotic in characteristic.
Comparative moisture meter readings of the below-waterline areas of the hull were elevated, however the current owner indicated that Copper-Poxy had been applied, which is known to adversely affect and skew moisture meter readings (see note below). The current owner said that the antifouling paint had been renewed in Mexico in the spring of 2003, and scrubbed in-water in the intervening period. The running gear was fouled but was cleaned during the haul out interval.
The running gear and rudder molding are further described later in this report
Note: Moisture meter readings can be inaccurate. Readings can be influenced by several factors, including type of bottom paint and laminate materials schedule and thickness. No external paint was removed, and no destructive testing was performed at time of survey.

Recommendations
Upgrade	Suggest re-bed port fwd stanchion base.
Upgrade	Suggest repair loose plywood bottom panel for starboard cockpit coaming storage locker.
Upgrade	Suggest repair interior sliding door hardware or tracks.
Upgrade	Suggest repair osmotic blisters in hull bottom according to accepted practices.
Upgrade	Suggest sand & seal hull side fairing material along waterline, along sheer, and at other locations, and refinish hull sides with paint of choice.

3. Aux. Propulsion System

Description
Original model Farymann R30M 24 HP, naturally aspirated sea water cooled diesel engine, with
Hurth HBW 50 reverse/reduction gear, is coupled to a 1” stainless steel shaft and three-bladed
Maxprop feathering propeller.

Engine Model No:	Farymann R30M
Engine Serial No:	Not sighted.
Hours	5739.24 hours on meter.
Hours	SOH No overhaul reported.
Gear	Hurth HBW 50
Gear Serial No:	Not sighted.
Control type	Morse dual lever controls on cockpit facing, with Morse or Morse type cables. Engine stop cable also fitted.
Alarms	Alarm circuit not tested.
Gauges	Tach, temp, oil pressure in engine panel mounted below companionway.
Alternator	High Output alternator (rep. 100 amp), with external Ample Power model
Smart regulator.
Starting System	12 VDC.

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Ventilation	Attwood blower motor fitted inside upper end of cockpit locker. Additional power ventilator mounted into engine space door.
Siphon Break	Plumbed near centerline, with vent discharging above cockpit sole.
Engine Mounting and Beds.	Flexible engine mounts bolted into steel foundations, which are inset and lagged into FRP-encapsulated substantial plywood engine beds. Appears secure.

Observations
Note: A complete engine survey was not conducted by the undersigned. The engine survey was confined to a visual external inspection. The sea water circuit included a plastic Vetus sea strainer. A late model high output alternator (rep. 100 amp) had been installed.
A problem with the transmission precluded extended operation of the main engine in fwd gear during sea trails. The outboard edge of the engine starting motor appeared to have some case damage from impacting against the adjacent engine mount. Belt residue was found on the fwd end of the engine, and some corrosion was noted around the exhaust manifold.

Sea Trial Results
Sea trails were conducted primarily under sail alone, as a problem with the transmission precluded extended operation of the main engine while in gear. Max RPM/speed under load N/A
Cruising speed/RPM N/A
Other N/A

Recommendations
* Recommend repair/replace Hurth transmission as necessary.
* Recommend remove and inspect damage to case of engine starting motor, and repair if necessary.
Upgrade Suggest label function of switch for aux engine space blower motor (in engine panel).

4. Running Gear

Propeller	Three-bladed Maxprop feathering propeller. See below.
Shaft	1” stainless steel. Shaft grade not determined.
Stuffing Box	Lasdrop Shaft Seal. Appeared serviceable.
Coupler	Coupler serviceable however coupler nuts too long (see below)
Zincs	None sighted. See below.
Cutless Bearing	Cutless bearing housed inside of stern tube. Serviceable.

Observations
The zinc anode for the Maxprop had either completed wasted away or come adrift. Excessive play was found in the propeller, however grease may improve this situation. The nuts securing the coupler bolts were oversized and thus impacted against the fasteners securing the output flange on the transmission during operation.

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Recommendations
* Recommend install replacement zinc on Maxprop. Pump grease into propeller hub and check for reduced play in the blade and hub components.
* Recommend replace nuts on shaft coupler bolts with appropriately sized nuts.

5. Exhaust System and CO Detector

Exhaust Description
The main engine exhaust circuit is fitted with a siphon break in the sea water circuit before the exhaust manifold. The exhaust discharges via a length of exhaust hose into a plastic Vetus waterlift canister in the aft bilge sump. An additional length of exhaust hose leads to the terminus in the hull side.

Exhaust Observations
The exhaust hose connection to the aft end of the Vetus canister was not double clamped, as below listed.

Carbon Monoxide detector
A Night Hawk 120VAC Carbon Monoxide detector is mounted in the accommodations.

Carbon Monoxide Observations
The 120VAC CO detector will not power up unless shore power is available. Note: Carbon
Monoxide detectors manufactured to marine standards are constructed per the requirements of
UL 2034 and ABYC A-24.

Recommendations
* Recommend double clamp all exhaust hose connections.
* Recommend install a carbon monoxide detector and smoke detector in the accommodations space. Carbon monoxide detectors should be constructed and installed in accordance with ABYC A-24 and UL 2034.

6. Fuel System

Description
Diesel fuel is contained in two tanks. The aluminum main tank, below the cockpit sole, is reported
48 gallons capacity. The Monel aux tank, mounted in the port lazzerette, is reported 12 gallons capacity. The fuel supply system is plumbed with USCG Type A1 & B1 fuel hose to (2) Fram primary filters, via a manifold below the cockpit sole. A secondary engine mounted filter is also provided. The diesel cabin heater is plumbed separately, with a dedicated filter.

Observations
All fuel supply system components were in serviceable condition. Remarks concerning the fuel fill hoses and tankage are included later in this report.

7. Generator

Generator Description
An Air Marine 12VDC wind generator is mounted on an aluminum pole at the aft end of the vessel.
This is wired to a DC ammeter and grounding switch below the companionway, which allows for shutting down the generator.

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The solar array, which is mounted on a SS frame over the dodger, contains (3) Solarex 40 watt panels.

Generator Observations
Generator output was limited in the wind conditions at time of survey.
The solar array was wired to (2) regulators. The centerline panel, which was newer than the other panels, was wired to a regulator below the companionway. The two outboard panels were wired to a regulator below the cockpit sole. No voltage output was detected at the port solar panel.

Recommendations
Upgrade Suggest repair/replace inoperative solar panel on port side, as necessary.

8. Steering System and Rudder

Steering Description
The top end of the rudder stock is machined for the tiller, which is laminated wood, painted brown.
A late model Autohelm ST4000 tiller pilot is mounted to blocking on the cockpit coaming.
An Aries steering vane is mounted to the transom.

Steering Observations
The contingent owner assembled the Aries Vane and all components appeared to be present. The autopilot had a hand control.

Rudder Description
The rudder is FRP (internal structure not determined), with SS rudder stock. The rudder is supported at the lower end with a SS rudder shoe attached to the skeg. The rudder stock is supported with a FRP rudder tube, with plywood gussets. A similar tube is affixed below deck level.

Rudder Observations
There were indications of crevice corrosion/pitting in the SS rudder shoe at the lower end of the skeg, as below listed. The zinc was not installed on this component. The SS rudder stock appeared to be fitted with a sleeve to allow the rudder to be removed more easily.

Recommendations
Upgrade Suggest repair pitted areas of SS rudder shoe as necessary. Install zinc on provided stud.

9. Mast, Rigging, Chainplates, Stanchions and Lifelines

Description
The mast is a painted aluminum spar section, with SS mast stairs, internal halyards, single set of spreaders, and trysail track. The boom is also aluminum. The mast is stepped in a welded aluminum box in the bilge sump, with compression bulkheads from deck to step.
The rigging is 1/4” and 5/16” 1X19 SS wire, with swage fittings at the upper ends and Stalock or
Norseman fittings at the lower ends. Open barrel turnbuckles are provided. The inner forestay is supported by running backstays. One of the twin backstays is fitted with insulators for the SSB.

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Chainplates: The chainplates in way of the shrouds and stays are constructed of welded stainless steel, with the lower ends of the chainplates thru-bolted into the hull sides and further reinforced with SS angle bolted into the partial bulkheads. The backstay chainplates are also stainless steel, thru-bolted into each aft quarter. The headstay is linked to a large bow pulpit fabricated of SS tubing, which is supported by twin SS bobstays thru bolted into the lower end of the stem. The inner forestay is supported by a gusset below decks.
A Pro-Furl roller furling system is fitted over the headstay. A boom vang is installed. The multipart mainsheet is pinned to the top end of the boom gallows however a secondary mainsheet allows for further adjustment. A large whisker or running pole is secured to a track at the fwd end of the mast.

Lifelines: The upper lifelines are SS wire rope with swage fittings. The lower lifeline is rope type.
Stanchions are stainless steel, with gates P&S.

Observations
The mast and rigging was inspected from deck level, and aloft from a bosun’s chair. A significant crack was found in the swage fitting at the top end of the starboard upper stay, as below listed. A finer crack was also found in the swage fitting at the top end of the inner forestay. Other swage fittings had some surface rust. Note: No dye or penetrant was used to check the swage fittings.
Some corrosion was noted around the hardware installed on the mast and boom, and it appeared that the hardware had not been removed when the spar was last repainted. The trysail track was missing many fasteners. The spinnaker or reacher halyard had significant chafage. Some swage fittings on the lifelines were found cracked as below listed.

Recommendations
** Renew starboard upper stay with cracked swage fitting.
* Recommend renew inner forestay with slight crack in swage fitting.
* Recommend renew starboard aft lifeline and port fwd lifeline with cracked swage fittings.
* Recommend renew spinnaker/reacher halyard.
Upgrade Suggest renew all standing rigging except for late model backstays.
Upgrade Suggest replace missing machine screws securing trysail track on mast.
Upgrade Suggest remove and re-bed all hardware on mast and boom, as practical.
Upgrade Suggest polish all SS deck components and chainplates.

10. Lightning Protection and Bonding

Lightning Protection Description
All chainplates appear interconnected with perforated copper strapping to form a lightning protection system. A sintered bronze grounding plate also appears to be included.

Lightning Protection Observations
The perforated copper strapping utilized in the lighting protection circuit does not have an equivalent cross-sectional area of the currently recommended system. The entire system was not accessible for inspection. A zinc guppy was clipped to one of the shrouds and hung into the water.
Note: Current recommendations concerning installation of a lighting protection system are contained in the appropriate ABYC or NFPA standards..

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Bonding System Description
The underwater running gear and thru-hull fittings are not bonded.

Bonding System Observations
Note: ABYC standards contain current recommendations with respect to the installation of a bonding system, if desired.

11. Tankage

Fuel Tankage Description
Diesel fuel is contained in two tanks. The aluminum main tank, below the cockpit sole, is reported
48 gallons capacity. The Monel aux tank, mounted in the port lazzerette, is reported 12 gallons capacity. A sump is included in the lower end of the main tank.

Fuel Tankage Observations
The fuel fill and vent hoses were noted as vinyl hose rather than fuel hose. Vinyl hose was also utilized in the plumbing between the main and aux fuel tanks, as below listed. If retained in the system, the fuel primer bulbs between the main and aux tanks should be periodically inspected for hardness and degradation.

Water Tankage Description
Potable water is stored in several tanks (rep. 120 gallons total capacity). A stainless steel tank is fitted below each settee and a FRP tank is provided in the bilge. The two outboard tanks are plumbed to a crossover and manifold to gravity-feed into the lower tank. All tanks can be isolated if necessary.

Water Tankage Observations
Accessible portions of the water tankage appeared in good condition, however large portions were inaccessible.

Holding Tankage Description
A stainless steel holding tank of reported 35 gallons capacity is mounted below the fwd berth. A
Henderson hand pump is plumbed downstream for evacuating the tank overboard. A deck fitting is provided for dock side pump out.

Holding Tankage Observations
The lower end of the holding tank was not accessible for inspection. The Henderson pump was not tested.

Recommendations
* Recommend replace vinyl hose in each diesel tank fill and vent line with USCG Type A-
1 or B-1 (as appropriate) fuel hose. Replace vinyl hose between main and aux tanks with
USCG type fuel hose.

12. Freshwater System
Description
Whale model foot pumps are provided at the galley and head sinks. The galley sink also includes a pump for sea water. Two filter canisters are fitted below the galley sink.

Observations
Serviceable condition.

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13. Bilge Pumps and Other Pumps

Electric Bilge Pumps
Two 12VDC electric bilge pumps are installed: A Rule 500 GPH pump, with float switch, is situated in the aft bilge sump. The other electric bilge pump was not accessible for inspection but appeared operational. (2) manual/auto switches (with fuses) are mounted adjacent to the companionway. One of the bilge pumps discharged into the cockpit, just above sole level.

Hand Bilge Pump	Henderson hand pump, accessible from helm. The bilge sump was dry and the pump was not tested..
High Water Alarm N/A.
Shower Sump
A Henderson pump in the head is plumbed into the shower sump. Other Pumps A Par sea water washdown pump is mounted in the cockpit locker, and plumbed with a length of hose below the coaming. Disconnected small 12VDC pump inside cockpit locker. Plastic utility pump stowed below.

Recommendations
* Recommend affix hose clamps to plastic T in secondary bilge pump discharge (inside cockpit locker).
Upgrade Suggest fill bilge sump with water and prove operation of hand bilge pump.
Upgrade Suggest install a high water alarm circuit.

14. Head Area

Description
The fully enclosed Head area contains a sink, Par manual toilet, and shower wand. The toilet is plumbed to a Y-valve and either to the vented holding or overboard.

Observations
No vented loops were plumbed into the toilet discharge or supply hoses. The current owner had painted one half of each respective ball valve and flush valve green, to indicate that they should be should be shut off (and therefore “safe” from back-flooding) when not in use.

Recommendations
* Recommend install a vented loop high up under the side deck (and/or closer to the centerline) in the discharge plumbing for the toilet. Recommend install signage advising crew to place toilet flush valve in “dry bowl”, or “green” position (and install new label on the toilet pump) and to shut off intake ball valve when not in use.

15. Thru-Hulls and Seacocks

Description
Bronze ball valves are fitted at all thru-hull fittings below the waterline. A Vetus plastic sea water strainer is also provided for the main engine.

Observations
Serviceable condition except for the port cockpit sole ball valve as below listed.

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Recommendations
* Recommend exercise or service ball valve for cockpit sole drain in port lazzerette.

16. Air Conditioning

Air Conditioning Description
A Carry-On 120VAC portable hatch-mounted AC unit is stowed below.

Observations
Unit not tested.

17. Electronics / Navigation Instruments
The electronics package included all late model components (since 2000), except as noted. Electronic and

Navigational equipment was tested for power-up only, unless noted.

GPS
Lowrance Globalmap 1600 GPS chartplotter at chart table is connected to navigation software on the provided IMB Thinkpad 380D notebook computer. Other software on the computer reportedly includes Current Pro, Visual Passage Planner, Chart View Pro, and various electronic charts.

Loran	N/A
VHF Radio	Older model Marine 1080M VHF radio at chart table. Older model Searanger SR2200 hand held VHF radio. Inoperative.
Radar	Furuno 1622 16M radar at chart table, with array on fwd face of mast.
Compass	Plastimo binnacle mount.
Autopilot	Autohelm ST4000 tiller pilot.
SSB	SGC SG2000 single sideband unit at chart table, with coupler in lazzerette; insulators on backstay. Tested for power up only.
Horn	Hand type horn sighted below.
Other	Older model Datamarine AWI unit in cockpit bulkhead with transducer at masthead.
Older model Horizon speed/log in cockpit bulkhead.
Older model Horizon depth meter in cockpit bulkhead.
Windex masthead fly at masthead (damaged vanes).
Dividers and course protractor.

Recommendations
* Recommend install new batteries in Searanger handheld VHF radio and test.
Upgrade Suggest repair Windex masthead fly.

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18. Navigation and other Lighting

Navigation Lighting Description
As installed, navigational lighting appears to conform to all inland and international rules. A
Tricolor light is fitted at the masthead, in addition to the standard side lights and transom light fixtures. A deck light is included in the combo steaming/deck light fixture on the fwd face of the mast.

Navigational Lighting Observations
All navigational lighting fixtures appeared operational. A hand type spotlight was sighted onboard, but was not tested.

Interior Lighting Description
Interior lighting consists of 12VDC incandescent spot/reading fixtures. Some 12VDC task lighting is also provided, including below the cockpit sole. A 120VAC fixture is mounted over the galley.

Interior Lighting Observations
All interior lights appeared operational. Cabin fans were also provided.

19. 12 VDC Electric System

Description
Two main battery banks are provided. Bank 1, mounted in a locker below the galley drawers, contains (2) LTH model 6VDC batteries in series. Bank 2, mounted in an acid proof box below the cabin sole, contains (2) LTH GRP 27 12VDC lead acid batteries in parallel. Each bank is wired to a dual pole battery switch in the engine space. A common power point is mounted adjacent to the battery switch.
The 12VDC main panelboard, mounted outboard of the chart table, contains a battery test circuit, main breaker, and branch breakers. An additional fuse block is mounted adjacent to the battery switch in the engine space. An Ample Power battery monitor and amp-hour counter is installed.

Observations
The wiring bundles above the main engine were hanging loosely, as was a switch to equalize the batteries off of the engine alternator below the companionway. Other wiring was insufficiently supported and secured inside of lockers and below the hull/deck joint. The fuse block adjacent to the battery switch and other in-line fuses were not labeled, and not all 12VDC circuits were confirmed as having appropriately rated overcurrent protection devices. The volt test meter at the main panelboard was inoperative however this is redundant with the provided Ample Power amp hour counter and battery monitoring system.

Recommendations
** Secure loose conductive foil insulation above fuse block in the engine space.
* Recommend secure loose wiring bundles above main engine. Secure other loose wiring and switches inside of lockers and below hull/deck joint as necessary. Identify all circuits, fuse block, and in-line fuse holders as to function.

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File: S03035 Date: 3/5/05 Page 12 of 21

20. 120 VAC Electric System

Description
One 30 amp 120 VAC shore power circuit is provided. The shore inlet fitting is mounted in the starboard cockpit coaming, and is wired to a 120VAC main panelboard outboard of the chart table.
The panelboard contains (2) single pole breakers (serving the function of a main breaker), polarity light and test circuit, and (3) single pole branch breakers serving the receptacles and battery charger. Each receptacle circuit includes a GFCI type receptacle. Various power strips are plugged into the receptacles. Two shore power cords are stowed onboard, as is a pigtail.
Converter: Late model Guest Charge Pro model 2610 10 amp three stage battery charger, mounted adjacent to companionway.

Observations
The main breakers on the main panelboard were each single pole type. This suggests the possibility of forming an open neutral connection if only one of the breakers is switched off, which could be a significant fire hazard. Current ABYC standard E-11 recommends installation of a multi-pole main breaker which simultaneously disconnects both ungrounded (hot) and grounded (neutral)
connections. The receptacle wired for the battery charger and the receptacle below the cockpit sole did not have shore grounding (green wire) conductors. The polarity test circuit on the main panelboard was inoperative.

Recommendations
* Recommend install a multi-pole main breaker for 120VAC shore service. The main breaker should simultaneously disconnect ungrounded (hot) and grounded (neutral)
conductors.
* Recommend repair the 120VAC polarity test circuit on the main panelboard.
* Recommend install a grounding (green wire) conductor to the receptacle serving the battery charger, and the receptacle below the cockpit sole.

21. Galley Equipment

Galley Appliances & LPG Description
* Gimbaled Force 10 (3) burner LPG stove/oven, with gas control valve in galley.
* Top loading insulated icebox, with Adler Barbour unit (air cooled) in lazzerette.
* Single basin SS sink with fresh and sea water foot pumps.
LPG: A wood propane locker is mounted on the cabin top fwd of the mast. The locker contains two propane bottles, regulator, solenoid, and gauge. The solenoid control is mounted in the galley.

Observations
The LPG system appeared in serviceable condition. It may be necessary to replace the LPG tanks with OPD type valves at next re-fill.

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22. Sails and other canvas

Sails

The following sail inventory was sighted onboard. The mainsail, 100% furling jib, and staysail were examined under sail. Other sail inventory was given cursory inspection in the sail bags.
* Mainsail: Fully battened star cut sail, with (2) reef points. Reported 1994 model. Sail had been modified from it’s original partial batten configuration. Dirty but serviceable to good condition.
* Mainsail: Sighted in sail bag. No battens. Some mildew apparent.
* Headsail: Sobstad model for roller furler. Approx. 100% of fore triangle. Several patches evident but serviceable condition.
* Genoa: Sobstad model for roller furler. Reported 130%. Sighted as stowed below. Tear reported in sail.
* Staysail: Hank-on sail. Several patches evident.
* Reacher with sock: Sighted in sail bag. Appeared serviceable to good condition.
* Storm Trysail: Sighted in sail bag. Orange/red color. Appeared good condition.
* Storm Jib. Sighted in sail bag. Hank-on type. Orange/red color. Appeared good condition.
Other provided canvas includes a Dodger, mainsail cover, and full awning with rain catchment system.

Observations
The headsail, Genoa, and staysail appeared to be nearing the end of serviceable life- several patches were evident. The 130% Genoa reportedly had a tear. The plastic panels in the dodger were worn.
The full awning was not fitted at time of survey.

Recommendations
Upgrade Suggest repair tear in 130% Genoa.
Upgrade Suggest renew Dodger at forward end of cockpit.

23. Winches
* (2) Lewmar No. 46 2 speed self tailing primary winches.
* (2) Lewmar No. 40 2 speed self tailing halyard and control line winches on cabin top.
* (1) Lewmar No. 30 main halyard winch mounted on mast.
* Boom vang.
⑀⍽ Multi-part mainsheet pinned to top of boom gallows. Secondary mainsheet for trimming.

24. Windlass / Ground Tackle / Mooring Lines

Windlass Description
Simpson-Lawrence manual windlass on foredeck.

Windlass Observations
Serviceable condition.

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Ground Tackle Description
* 45 lb. CQR primary anchor mounted at bow with attached chain and (rep.) 200’ rode in chain locker.
* Large Bruce anchor in Lazzerette.
* Danforth S22 stern anchor with attached chain and rode in locker inside lazzerette.
* Additional rode stowed fwd of partition in chain locker, and chain stowed in lazzerette.

Ground Tackle Observations
All ground tackle was in serviceable condition. Some rust/scaling was evident on the primary anchor chain.

Mooring Cleats and Docklines Description
4 10” mooring cleats are mounted on deck. Various lengths of nylon dock lines and (6) fenders are stowed onboard.

Mooring Cleats and Docklines Observations
Various lengths of spare mooring line were stowed onboard.

25. Tender and motor
Description
An Achilles inflatable dingy is reported available.
An Evinrude 4HP 2 cycle outboard motor is stowed on the stern railing. Model No. E4REOD.
Serial No. G0379228C.

Observations
The inflatable dingy was not available for inspection at time of survey. The outboard motor was tested.

26. Safety / USCG Required Equipment

PFD’s	(1) USCG Type II PFD stowed onboard. (3) Canadian CG-approved PFD’s stowed onboard. (2) Type IV throw cushions. (1) Type IV throw ring.
Flares	* None sighted.
Horn	Hand type air horn sighted onboard.
Fixed Fire Canister	N/A.
Hand Portable fire ext.	(1) ABC & (2) BC type hand portable fire extinguishers stowed onboard. Appeared serviceable and gauge readings normal. No inspection tags.
Placards	Placards mounted.
EPIRB	ACR 406 type EPIRB. Expired.
Liferaft	Beaufort (4) person liferaft in rigid canister on cabin top. Last inspection was 1994.
Nav. Rules	Sighted onboard.
First Aid Kit	Sighted onboard.
Other	MOB pole secured to backstay.

Recommendations
* Recommend provide a suitable flare kit as required by federal regulation.
* Recommend carry a minimum of (6) USCG Type I or II PFD’s onboard.
* Recommend inspect and tag hand portable fire extinguishers, or renew.
* Recommend service 406 type EPIRB.
* Recommend service liferaft.

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File: S03035 Date: 3/5/05 Page 15 of 21

27. Accessory Equipment ##

2X bulkhead mounted clocks and barometers. (1) Barometer requires calibration.
Spare SS wire with made-up ends stowed in lazzarette.
Magma LPG grill on boom gallows.
Boat hook & brush.
Sunshower.
Various manuals.
Basic inventory of hand tools and spare parts.
## Not a complete Inventory.

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Scope of Survey
THIS WILL CERTIFY THAT, at the request of Jim and Michael Wiegand, the undersigned marine surveyor inspected the above referenced vessel on 3 &4 March, 2005, while in-water at Sun Harbor Marina,
Panama City, Florida, and while blocked onshore at Snug Harbour Boatyard, for the purpose of determining marine risk, condition, and value.

Note: Latent defects, not to be found without the removal of fiberglass sheathing, joinery, paint covering, and, or other parts of the vessel, are not intended to be covered by this report.
Sea trials were conducted; however operation of the main engine was limited because of a problem with the transmission. Speed trials were therefore not performed. The current owner, Mr. Terry Scheel, the contingent owners, and the listing broker attended the complete survey inspection, sea trials, and subsequent haul out. Significant findings were discussed with both current and contingent owners.
The hull molding was visually examined; no destructive testing was performed. As accessible, the thru-hull fittings and seacocks, running gear, and rudder molding were also inspected at time of survey. Moisture meter readings were obtained for comparative purposes only, if detailed in the report.
Note: Moisture meter readings can be influenced by several factors, including pigments (graphite and others)
in various types of bottom paint, and laminate materials schedule and thickness. No external paint was removed, and no destructive testing was performed at time of survey. Moisture meter readings were obtained for comparative purposes only.

All structural members, support beams and secondary bonding were inspected where accessible, without any major removals, and noted to be free of any serious cracks, checks, deterioration or delamination, except if noted. Inspection of the keel bolts and stub, if applicable, was confined to a visual inspection only. It should be recognized that keel bolts can be subject to degradation, including crevice corrosion, in areas inaccessible to the normal inspection process.

The electrical wiring was inspected where accessible. Details are in the recommendations section. Some electronic, accessory and navigational equipment was tested for startup and operation. Batteries were not load tested nor tested with a hydrometer; such testing is beyond the scope of the survey.
The mast, rigging, and boom were inspected from deck level and aloft from a bosun’s chair. Swage fittings were not tested with dye penetrant. Details are in the body of the report.

The interior was inspected for quality of finish and fabric coverings. All bilge’s, storage lockers, and living spaces were inspected for maintenance and cleanliness, and comments provided.
The fuel and water tanks were inspected where accessible, without any major removals. Any further unique limitations of the inspection process are described in the body of the report.

Vessel measurements (Particulars on the first page of the report) were taken from published sources, or from information or literature provided by owner or broker. No actual measurements of the vessel were taken at time of survey, except as noted.

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Note: This marine risk and value survey was conducted on an intensive basis, with an effort to uncover as many deficiencies as possible. All of the items listed in the remarks and recommendations section of this report proceeded by an asterisk *, are considered primary recommendations, which should be given primary attention. Should any of the recommendations be proceeded by a double asterisk ⑀⍀⑀⍀, that recommendation is considered by the undersigned marine surveyor to be in need of immediate attention, in order to assure the safety or seaworthiness of the vessel.

Remarks and Recommendations Section
This vessel was found to be a good marine risk in her present condition, if the recommendations and safety requirements set forth below marked with ** and * are complied with. Normal and preventative maintenance should continue. An additional category, Suggested Upgrades, follows the safety and primary recommendations; suggested upgrade items are for the benefit of owner or contingent owner and do not effect the safety or navigational limits of subject vessel. Suggested Upgrades may include normal routine or preventative maintenance items, and may also include relatively high investment cost items such as osmotic blister repair, refurbishment of components, canvas, etc.

The following recommendations are based upon NFPA, ABYC, and USCG requirements and recommendations and / or traditionally accepted practice.

Safety Recommendations **
1. Renew starboard upper stay with cracked swage fitting.
2. Secure loose conductive foil insulation above fuse block in the engine space.
_______________________________________________________________________

Primary Recommendations *
1. Recommend repair/replace Hurth transmission as necessary.
2. Recommend remove and inspect damage to case of engine starting motor, and repair if necessary.
3. Recommend install replacement zinc on Maxprop. Pump grease into propeller hub and check for reduced play in the blade and hub components.
4. Recommend replace nuts on shaft coupler bolts with appropriately sized nuts.
5. Recommend double clamp all exhaust hose connections.
6. Recommend install a carbon monoxide detector and smoke detector in the accommodations space. Carbon monoxide detectors should be constructed and installed in accordance with ABYC A-24 and UL 2034.

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7. Recommend renew inner forestay with slight crack in swage fitting.
8. Recommend renew starboard aft lifeline and port fwd lifeline with cracked swage fittings.
9. Recommend renew spinnaker/reacher halyard.
10. Recommend replace vinyl hose in each diesel tank fill and vent line with USCG Type A-1 or B-1 (as appropriate) fuel hose. Replace vinyl hose between main and aux tanks with USCG type fuel hose.
11. Recommend affix hose clamps to plastic T in secondary bilge pump discharge (inside cockpit locker).
12. Recommend install a vented loop high up under the side deck (and/or closer to the centerline) in the discharge plumbing for the toilet. Recommend install signage advising crew to place toilet flush valve in “dry bowl”, or “green” position (and install new label on the toilet pump) and to shut off intake ball valve when not in use.
13. Recommend exercise or service ball valve for cockpit sole drain in port lazzerette.
14. Recommend install new batteries in Searanger handheld VHF radio and test.
15. Recommend secure loose wiring bundles above main engine. Secure other loose wiring and switches inside of lockers and below hull/deck joint as necessary. Identify all circuits, fuse block, and in-line fuse holders as to function.
16. Recommend install a multi-pole main breaker for 120VAC shore service. The main breaker should simultaneously disconnect ungrounded (hot) and grounded (neutral) conductors.
17. Recommend repair the 120VAC polarity test circuit on the main panelboard.
18. Recommend install a grounding (green wire) conductor to the receptacle serving the battery charger, and the receptacle below the cockpit sole.
19. Recommend provide a suitable flare kit as required by federal regulation.
20. Recommend carry a minimum of (6) USCG Type I or II PFD’s onboard.
21. Recommend inspect and tag hand portable fire extinguishers, or renew.
22. Recommend service 406 type EPIRB.
23. Recommend service liferaft.

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File: S03035 Date: 3/5/05 Page 19 of 21

Suggested Upgrades
1. Suggest re-bed port fwd stanchion base.
2. Suggest repair loose plywood bottom panel for starboard cockpit coaming storage locker.
3. Suggest repair interior sliding door hardware or tracks.
4. Suggest repair osmotic blisters in hull bottom according to accepted practices.
5. Suggest sand & seal hull side fairing material along waterline, along sheer, and at other locations, and refinish hull sides with paint of choice.
6. Suggest label function of switch for aux engine space blower motor (in engine panel).
7. Suggest repair/replace inoperative solar panel on port side, as necessary.
8. Suggest repair pitted areas of SS rudder shoe as necessary. Install zinc on provided stud.
9. Suggest renew all standing rigging except for late model backstays.
10. Suggest replace missing machine screws securing trysail track on mast.
11. Suggest remove and re-bed all hardware on mast and boom, as practical.
12. Suggest polish all SS deck components and chainplates.
13. Suggest fill bilge sump with water and prove operation of hand bilge pump.
14. Suggest install a high water alarm circuit.
15. Suggest repair Windex masthead fly.
16. Suggest repair tear in 130% Genoa.
17. Suggest renew Dodger at forward end of cockpit.

Marine Risk and Valuation Opinion
This vessel was found to be a good marine risk in her present condition, if the recommendations and safety requirements identified with asterisks (**) and (*), are complied with. Normal and preventative maintenance should continue. This survey is intended for insurance and financial evaluation.

Subject vessel is a good example of a custom or semi-custom full displacement doubled ended sailing vessel, and is well equipped for cruising, including Aries steering vane, wind generator, and solar panels.
Construction scantlings are substantial. Equipment inventory includes fairly late model electronic and navigational equipment.

The Fair Market Value appearing on the first page of this report is based upon the average selling price of a vessel of this type and size, according to the material at hand; considering the present condition of the vessel and gear, and all extras and accessories fairly depreciated. Current Fair Market Value is the price, in terms of currency, that a willing seller will accept from a willing buyer, neither being under undue pressure, and each being reasonably informed of the facts pertinent to the transaction and acting in what they consider their own best interest, with the property offered in a competitive open market for a reasonable period of time.
The price represents a normal consideration for the vessel being sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. In the case of a Pre Purchase type survey, the contract price may or may not be made known to the surveyor making the valuation.

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Summary

This report is based on my opinion of the facts presented and discovered, with no warranty either specified or implied. Latent defects, not to be found without the removal of fiberglass sheathing, joinery, paint covering, and, or other parts of this vessel, are not intended to be covered by this report.

This report is submitted without prejudice to the rights of any interested parties, and for the benefit of whom it may concern.

/s/ Christopher Mills
Christopher Mills, AMS
Marine surveyor and adjuster
Encl: (3) Photo Sheets.

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